Form 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       PREMIUM CIGARS INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)

                   Arizona                              86-0846405
          State or jurisdiction of                    (IRS Employer
          incorporation or organization)           Identification No.)

            15651 North 83rd Way, Suite 3, Scottsdale, Arizona  85260
               (Address of principal executive offices)      (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of each class             Name of each exchange on which
                 to be so registered:            each class is to be registered:

                                        None

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-29985.

         Securities to be registered pursuant to Section 12(g) of the Act:

                                 Title of Class:

                      Shares of Common Stock, No Par Value

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

         Incorporated by reference from Registrant's Securities Act of 1933 final registration statement on Form SB-2, declared effective on August 21, 1997, including any post-effective amendment thereto.

Item 2. Exhibits.

         II.1*    The Registrant's  Final  Registration  Statement on Form SB-2,
                  declared   effective  on  August  21,  1997,   including   any
                  post-effective amendment thereto.

         II.4.1*  Articles of Incorporation.

         II.4.2*  Amended and Restated Bylaws, dated May 3, 1997.

         II.4.3*  Amendment to Bylaws, dated July 30, 1997.

         II.5*    Specimen Common Stock Certificate.

* Incorporated by reference from the Registrant's Final  Registration  Statement
on  Form  SB-2,   declared   effective  on  August  21,  1997,   including   any
post-effective amendment.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           PREMIUM CIGARS INTERNATIONAL, LTD.



Date: August 21, 1997                      By: /s/  Steven A. Lambrecht
                                           -------------------------------------
                                           Steven A. Lambrecht
                                           President and Chief Executive Officer
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